Exhibit 99.1

FOR IMMEDIATE RELEASE

AML Communications Reports Third Quarter FY 2010 Results

Company to Host Conference Call Today at 1:00 PM PST

CAMARILLO, Calif. -- January 28, 2010 -- AML Communications, Inc. (OTCBB: AMLJ), a producer of specialized amplifiers and integrated assemblies for the defense electronic warfare industry, today announced results for the third quarter of fiscal 2010 ended December 31, 2009.

Third Fiscal Quarter Highlights

•	Net sales of $4.3 million increased from $3.3 million for the same period a year earlier.
•	Net income of $423,000 or $0.04 per share compared to $125,000 or $0.01 per share for the same period a year earlier.
•	Gross margins increased to 49 percent compared with 42 percent a year ago.

CEO Commentary

“We are pleased to deliver another strong quarter of revenue and earnings growth,” said Jacob Inbar, President and Chief Executive Officer of AML. “The quarter reflects strong growth in sales of AML amplifiers for Unmanned Aerial Vehicles (“UAV”s) and Surveillance applications. Margins increased during the third quarter as we reaped the benefits of investment in manufacturing process automation, while controlling manufacturing overhead costs.”

“Our business has grown despite the recessionary economic environment,” Mr. Inbar said. “We are effectively responding to the demand for UAVs, and Surveillance Radars as a key growth market for our products. Going forward, we remain focused toward achieving higher levels of sales utilizing our robust infrastructure.”

Third Quarter Fiscal 2010 Financial Results Summary (Unaudited)

AML third quarter net sales increased 28 percent to $4.3 million compared with $3.3 million for the quarter ended December 31, 2008. Net income rose 239 percent to $423,000, or $0.04 per share, compared with $125,000, or $0.01 per share, a year ago. Gross margin for the quarter was 49% compared with 42% for the same period last year.

Balance Sheet Overview

AML ended the third fiscal quarter of 2010 with a strong financial position including $2.9 million in cash, $8.4 million in working capital, and total stockholders’ equity of $14.6 million.

Conference Call

A conference call to discuss the quarter’s results and present a business outlook is scheduled for Thursday, January 28, 2010 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time.

The conference call dial-in number is (877) 212-8197 for domestic participants and (816) 249-4432 for international participants. The Conference ID number is 53050587. A recording of the call will be available for playback through the Company’s website, http://www.amlj.com/ir.html, after 6:00 a.m. Pacific Time on Friday, January 29, 2010.

About AML Communications

AML Communications is a designer, manufacturer, and marketer of specialized amplifiers and integrated assemblies that address the defense electronic warfare markets. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave low noise amplifiers and power amplifiers can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”, and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contacts

AML Communications, Inc.
Jacob Inbar
President and Chief Executive Officer
805-388-1345, Ext. 201
or
Financial Profiles
Tricia Ross
916-939-7285

AML COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As on December 31, 2009	As on March 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$2,945,000	$1,581,000
Accounts receivable, net	2,954,000	2,367,000
Inventories, net	3,360,000	3,290,000
Note receivable	5,000	7,000
Prepaid expenses	272,000	189,000
Deferred tax asset - current	1,144,000	867,000
Total current assets	10,680,000	8,301,000

Property and equipment, at cost	7,361,000	7,313,000
Less: Accumulated depreciation	(5,386,000)	(5,229,000)
Property and equipment, net	1,975,000	2,084,000

Deferred tax asset	2,972,000	3,916,000
Intangible Assets:
Technologies, net	1,632,000	1,778,000
Patents, net	57,000	75,000
Customer relationship, net	35,000	41,000
Trademarks and brand names	202,000	203,000
	1,926,000	2,097,000
Deposits	39,000	33,000
Total Assets	$17,592,000	$16,431,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Line of credit	$245,000	$496,000
Accounts payable	954,000	854,000
Current portion of notes payable and capital lease obligation	77,000	58,000
Short term note payable	48,000	-
Accrued expenses:
Accrued payroll and payroll related expenses	697,000	659,000
Other accrued liabilities	235,000	242,000
Total current liabilities	2,256,000	2,309,000

Long term notes payable	584,000	594,000
Capital lease obligations, net of current portion	121,000	-
Commitments	-	-

Stockholders’ Equity:
Common stock, $0.01 par value: 15,000,000 shares authorized; 10,675,915 and 10,654,665 shares issued and outstanding at December 31, 2009 and March 31, 2009, respectively. 38,600 shares held in treasury as of December 31, 2009	107,000	106,000
Capital in excess of par value	14,162,000	14,034,000
Retained earnings (Accumulated deficit)	389,000	(612,000)
Less: Treasury stock at cost	(27,000)	-
Total stockholders equity	14,631,000	13,528,000
Total Liabilities and stockholders equity	$17,592,000	$16,431,000

AML COMMUNICATIONS, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Month Periods Ended		Nine Month Periods Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net sales	$4,265,000	$3,332,000	$12,073,000	$10,029,000
Cost of goods sold	2,158,000	1,949,000	6,333,000	5,667,000
Gross profit	2,107,000	1,383,000	5,740,000	4,362,000

Operating expenses:
Selling, general & administrative	867,000	679,000	2,414,000	2,144,000
Research and development	515,000	484,000	1,617,000	1,465,000
Total operating expenses	1,382,000	1,163,000	4,031,000	3,609,000

Income from operations	725,000	220,000	1,709,000	753,000

Gain on settlement of debt	-	-	-	567,000
Gain on sale of fixed assets	-	-	20,000	-
Other income/(Interest & other expense), net	(20,000)	(21,000)	(60,000)	(80,000)
Total other income (expense)	(20,000)	(21,000)	(40,000)	487,000
Income before provision for income taxes	705,000	199,000	1,669,000	1,240,000
Provision for income taxes	282,000	74,000	667,000	491,000
Net income	$423,000	$125,000	$1,002,000	$749,000

Basic earnings per common share	$0.04	$0.01	$0.09	$0.07

Basic weighted average number of shares of common stock outstanding	10,628,000	10,642,000	10,628,000	10,549,000

Diluted earnings per common share	$0.04	$0.01	$0.09	$0.07

Diluted weighted average number of shares of common stock outstanding	11,149,000	10,712,000	10,738,000	10,758,000